Exhibit 16.1

Audit * Tax * Advisory

Grant Thornton LLP 445 Broad Hollow Road, Suite 300 Melville, NY 11747-3601 T 631-249-6001 F 631-249-6144 www.GrantThornton.com

July 2, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: WebMediaBrands Inc.
File No. 000-26393

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of WebMediaBrands Inc. dated June 28, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,